As filed with the Securities and Exchange Commission on — March 17, 2008

Registration No.       -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

1st PACIFIC BANCORP
(Exact name of Registrant as specified in its charter)

California	9333 Genesee, Suite 300 San Diego, California 92121	20-5738252
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices and Zip Code)	(I.R.S. Employer Identification No.)

1st Pacific Bancorp 2007 Omnibus Stock Incentive Plan
(Full title of the plan)

A. Vincent Siciliano, President & CEO

9333 Genesee, Suite 300

San Diego, California 92121

(858) 875-2000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Kurt L. Kicklighter, Esq.
Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, California 92101
(619) 236-1414

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock	400,000	$ 9.25	$ 3,700,000	$ 145.41

(1)  The securities registered hereunder are shares of the registrant’s common stock, no par value, subject to issuance upon the exercise of stock options or stock awards granted under the 1st Pacific Bancorp 2007 Omnibus Stock Incentive Plan (the “Plan”), and pursuant to Rule 416(a) under the Securities Act of 1933, include additional shares of common stock which shall be issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)  Estimated for purpose of calculating the registration fee.

(3)  The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on March 13, 2008, per share of the registrant’s common stock as quoted on the NASDAQ Global Market.

1st PACIFIC BANCORP
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed with the Securities and Exchange Commission (“SEC”) by 1st Pacific Bancorp (the “Company”) relating to 400,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), issuable to employees, consultants and directors of the Company and its affiliates under the 1st Pacific Bancorp 2007 Omnibus Stock Incentive Plan (the “Plan”).

In addition, this registration statement on  Form S-8 includes a  reoffer prospectus that has been prepared in accordance with the requirements of Form S-3 to be used by our employees, directors and consultants. The reoffer prospectus may be utilized for reoffering and resales of shares of our common stock, deemed “restricted securities” or “control securities” acquired pursuant to the Plan registered on the registration statement, in each case by an “affiliate” of us. The inclusion of any person in the selling security holder table of the reoffer prospectus should not be deemed a determination or an admission by us that such individual is in fact an affiliate of us.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) were sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, we will furnish to the Commission or its staff a copy of any or all of the documents included in the file.

REOFFER PROSPECTUS

400,000 Shares
1st Pacific Bancorp
Common Stock

This reoffer prospectus relates to the resale of up to an aggregate of 400,000 shares of our common stock which may be issued upon the exercise of awards issued or to be issued pursuant to the 1st Pacific Bancorp 2007 Omnibus Stock Incentive Plan (the “Plan”) to the selling security holders receiving such awards under the Plan.   The selling security holders may sell the shares of common stock described in this prospectus in public or private transactions, at prevailing market prices, or at privately negotiated prices.  The selling security holders may sell shares directly to purchasers or through brokers or dealers.  Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders.  Although we may receive payment of the exercise price from those of the selling security holders holding options when they exercise those options, we will not receive any of the proceeds from the sale of the shares by the selling security holders.  The selling security holders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares.  We will pay the expenses of registration of the sale of the shares.  It is not possible at the present time to determine the price to the public in any sale of the shares by the selling security holders and the selling security holders reserve the right to accept or reject, in whole or in part, any proposed purchase of shares.  Accordingly, the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds to the selling security holders will be determined at the time of such sale by the selling security holders.

Our common stock is traded on the Nasdaq Global Market under the symbol “FPBN.”  On March 7, 2008, the last reported sales price of our common stock was $9.25 per share.

Our principal executive offices are located at 9333 Genesee, Suite 300, San Diego, California 92121, and our telephone number is (858) 875-2000.

Investing in our common stock involves risks.
See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2008

i

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained or incorporated by reference in this reoffer prospectus and any applicable prospectus supplements.  We have not authorized anyone to provide you with different information.  The selling security holders are not offering to sell or seeking offers to buy shares of our common stock in jurisdictions where offers and sales are prohibited.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

References in this prospectus to “1st Pacific Bancorp,” “us,” “we,” “our,” or the “Company” refer to 1st Pacific Bancorp and its subsidiary, 1st Pacific Bank of California, as the context requires.  The phrase “this prospectus” refers to this reoffer prospectus and any applicable prospectus supplement and the documents incorporated by reference in this prospectus, unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS AND FACTORS AFFECTING FUTURE RESULTS

Certain statements in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  When used in this prospectus, the words “anticipate,” “believe,” “could,” “should,” “propose,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar expressions are generally intended to identify forward-looking statements.  Any forward-looking statements, including statements regarding our intent, belief or expectations are not guarantees of future performance.  These statements involve risks and uncertainties and actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to:

•                  The factors described in this prospectus under the heading “Risk Factors” beginning on page 4.

•                  The expected cost savings and accretive effect to earnings resulting from the merger of our wholly-owned subsidiary, 1st Pacific Bank of California with Landmark National Bank, effective July 1, 2007.

•                  The effect of changing regional and national economic conditions, especially as they may affect the demand for loans and other banking services or lead to increased loan losses.

•                  Potential losses of businesses and population in the County of San Diego, and rising housing and insurance costs that may be responsible for such losses.

•                  The effects of trade, monetary and fiscal policies and laws.

•                  Increasing or decreasing interest rate environments, or changing interest rate policies of the Federal Reserve Board, that could lead to decreased net interest margin and volatility of rate sensitive loans and deposits.

•                  Stock, bond market and monetary fluctuations.

•                  Risks of loss of funding of Small Business Administration (“SBA”) loan programs, or changes in those programs.

•                  Credit risks of commercial, SBA, real estate, consumer and other lending activities, including risks related to changes in the values of real estate and other security for loans.

•                  Risks associated with concentrations, including commercial real estate loans, in the loan portfolio.

•                  Lack of take-out financing or problems with sales or lease-up with respect to our construction and land development loans.

•                  Changes in federal and state banking and financial services laws and regulations.

•                  Competitors in our market area with greater financial resources than us.

•                  Competitors in our market area of similar size, with similar business plans and/or offering similar services.

•                  Risks of sudden changes in interest rates, especially with respect to our increasing real estate loan portfolios.

•                  Our ability to develop competitive new products and services and the acceptance of those products and services by targeted customers and, when required, regulators.

•                  Our ability to securely and effectively implement new technology (including Internet services) for both the delivery of services and internal operations.

•                  The willingness of customers to substitute competitors’ products and services for our products and services and vice versa.

•                  Changes in consumer and business spending and savings habits.

•                  Unanticipated regulatory or judicial proceedings.

•                  The loss of significant customers.

•                  The risk and cost resulting from the opening of one or more new offices and adding employees.

•                  The loss of executives or key employees.

•                  Credit quality deterioration among our current or future customers that could cause an increase in the provision for loan losses.

•                  Dividend restrictions.

•                  Increased regulation of the securities markets, including the securities of 1st Pacific Bancorp, whether pursuant to the Sarbanes-Oxley Act of 2002 or otherwise.

•                  Other internal and external developments that could materially impact our operational and financial performance.

You should read this prospectus completely with the understanding that our actual results may differ materially from what we expect.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary does not contain all of the information you should consider before investing in our stock.  You should read this entire prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in this prospectus before making an investment decision.

Company Overview

1st Pacific Bancorp is a California corporation incorporated on August 4, 2006 and is registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended. 1st Pacific Bank of California is a wholly-owned bank subsidiary of 1st Pacific Bancorp and was incorporated in California on April 17, 2000. 1st Pacific Bank of California is a California corporation licensed to operate as a commercial bank under the California Banking Law by the California Department of Financial Institutions. In accordance with the Federal Deposit Insurance Act, the Federal Deposit Insurance Corporation insures the deposits of 1st Pacific Bank of California. 1st Pacific Bank of California is a member of the Federal Reserve System.

After completing its initial public offering, 1st Pacific Bank of California commenced operations on November 17, 2000, from a branch office in the Golden Triangle area of San Diego and a branch office in the Tri-Cities area of North San Diego County.  A holding company reorganization was completed on January 16, 2007, whereby all outstanding shares of 1st Pacific Bank of California were converted into an equal number of shares of 1st Pacific Bancorp. Prior to the reorganization, 1st Pacific Bancorp had minimal activity, which was primarily related to preparing for the reorganization. At present, 1st Pacific Bancorp does not engage in any material business activities other than ownership of 1st Pacific Bank of California. Since then, 1st Pacific Bancorp acquired Landmark National Bank through the merger of Landmark National Bank with and into 1st Pacific Bank of California.

1st Pacific Bank of California is organized as a single operating unit with eight branch offices. 1st Pacific Bank of California’s primary source of revenue is interest earned on loans it provides to customers. 1st Pacific Bank of California funds its lending activities primarily through providing deposit products and services to customers. 1st Pacific Bank of California’s customers are predominately small and medium-sized businesses and professionals in San Diego County. As of December 31, 2007, 1st Pacific Bancorp has grown to over $400 million in total assets.

References to 1st Pacific Bancorp herein are references to 1st Pacific Bancorp (including 1st Pacific Bank of California), except for periods prior to January 16, 2007, in which case, references to 1st Pacific Bancorp are references to 1st Pacific Bank of California.

Offering Overview

Issuer	1st Pacific Bancorp

Address and Phone Number	9333 Genesee, Suite 300, San Diego, California 92121, (858) 875-2000

Nasdaq Global Market Trading Symbol	FPBN

Website	www.1stpacbank.com (information found on our website is not part of this prospectus)

Securities Offered	Up to 400,000 (1) shares of our common stock, no par value by the selling security holders.

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus.

Risk Factors	In analyzing an investment in our common stock offered by this prospectus, you should carefully consider the information set forth under “Risk Factors.”

(1)           The number of shares of common stock is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar events.  Therefore, pursuant to Rule 416, we are also registering such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar events.  The holder of the securities registered hereunder has direct registration rights for this offering.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus and the documents incorporated by reference in this prospectus before investing.  Investing in our common stock involves a high degree of risk.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may impair our business.  If any of the events described in the following risks occur, our business, results of operations and financial condition could be materially adversely affected.  In addition, the trading price of our common stock could decline due to any of the events described in these risks, and you may lose all or part of your investment.  References to “we”, “our” and “us” refer to 1st Pacific Bancorp and 1st Pacific Bank of California, as applicable.

We can issue common stock and preferred stock without your approval, diluting your proportional ownership interest.

Our articles of incorporation authorize us to issue 10,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of February  29, 2008, we had no shares of preferred stock outstanding and had 4,944,443 shares of common stock issued and outstanding. We also have 1,545,976 shares reserved under our stock option plans covering our directors, officers, employees and consultants. As of February  29, 2008, there were options and warrants outstanding to purchase a total of 1,029,105 shares at a weighted average price of $8.79  per share.  Consequently, any shares of common stock or preferred stock that we issue subsequent to your purchase of our stock will dilute your proportional ownership interest in us.

The price of our common stock may decrease, preventing you from selling your shares at a profit.

The market price of our common stock could decrease and prevent you from selling your shares at a profit. The market price of our common stock has fluctuated in recent years. Fluctuations may occur, among other reasons, due to:

•              operating results;

•              market demand;

•              announcements by competitors;

•              economic changes;

•              general market conditions; and

•              legislative and regulatory changes.

The trading price of our common stock may continue to fluctuate in response to these factors and others, many of which are beyond our control.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation, commonly referred to as the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is subject to the same market forces that affect the price of common stock in any company.

We face lending risks, especially with respect to our small- and medium-sized business clienteles.

The risk of loan defaults or borrowers’ inabilities to make scheduled payments on their loans is inherent in the banking business. Moreover, we focus primarily on lending to small- and medium-sized businesses. These businesses may not have the capital or other resources required to weather significant business downturns or downturns in the markets in which they compete. Consequently, we may assume greater lending risks than other financial institutions which have a smaller concentration of those types of loans and which tend to make loans to larger businesses. Borrower defaults or borrowers’ inabilities to make scheduled payments may result in losses which may exceed our allowances for loan losses. These risks, if they occur, may require higher than expected loan loss provisions which, in turn, can materially impair profitability, capital adequacy and overall financial condition.

We are limited in the amount we can lend to any individual borrower.

We are limited in the amount that we can lend to a single borrower. Therefore, the size of the loans which we can offer to potential customers is less than the size of loans that our competitors with larger lending limits can offer. Legal lending limits also affect our ability to seek relationships with larger and more established businesses. We may not be able to attract and retain customers seeking loans in excess of their lending limits because we cannot make such loans and we may not be able to find other lenders willing to participate in such loans with us on favorable terms.

Declines in Southern California real estate values could materially impair profitability and financial condition.

Approximately 77% of our loans are secured by real estate collateral. Nearly all of the real estate securing these loans is located in Southern California, primarily in San Diego County. Real estate values are generally affected by factors such as:

•              the socioeconomic conditions of the area where real estate collateral is located;

•              fluctuations in interest rates;

•              property and income tax laws;

•              local zoning ordinances governing the manner in which real estate may be used; and

•              federal, state and local environmental regulations.

However, declines in real estate values could significantly reduce the value of the real estate collateral securing our loans, increasing the likelihood of defaults. Moreover, if the value of real estate collateral declines to a level that is not enough to provide adequate security for the underlying loans, we will need to make additional loan loss provisions which, in turn, will reduce our profits. Also, if a borrower defaults on a real estate secured loan, we may be forced to foreclose on the property and carry it as a nonearning asset which, in turn, may reduce net interest income.

Changing interest rates may adversely affect our financial performance.

Our profitability largely depends on the difference between the rates of interest we earn on our loans and investments, and the interest rates we pay on deposits and other borrowings. This relationship, known as the net interest margin, is subject to fluctuation and is affected by economic and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of nonperforming assets. Fluctuations in interest rates will affect the demand of customers for our products and services. We are subject to interest rate risk to the degree that our interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than their interest-earning assets. Given our current volume and mix of interest-bearing liabilities and interest-earning assets, our interest margin could be expected to increase during times of rising interest rates and decline during times of falling interest rates. Therefore, significant fluctuations in interest rates may have an adverse effect on our results of operations.

We are limited in our ability to pay cash dividends.

1st Pacific Bancorp depends on dividends from 1st Pacific Bank of California in order to pay cash dividends to its security holders. In addition, the amount and timing of any dividends is at the discretion of 1st Pacific Bancorp’s board of directors.

We are reliant upon brokered deposits and other funding alternatives that increase our cost of funds, adversely affect our operating results and may result in a shortage of financing sources.

We require liquidity in order to fund our loans. Liquidity is provided by deposits and other sources of financing, such as advances from the Federal Home Loan Bank of which we our a member, and correspondent banks. At December 31, 2007, 1st Pacific Bank of California had $48 million of funding from brokered deposits.  These types of deposits are generally considered more volatile as customers are more concerned with rates than relationships, and can be more costly than other types of deposits. Significant withdrawals or non-renewals of such deposits could cause us to rely on funds from correspondent banks or other institutional sources more heavily than at present, at even higher rates of interest, if those sources continue to be available. The loss of such deposits or the unavailability of alternative sources of funding could also cause us to have a shortage in liquidity so that we might not be able to meet the demand for loans. Any of these circumstances would have an adverse effect on our profitability, business, financial condition, results of operations and cash flows.

Our future growth may be limited if we are not able to raise additional capital.

Banks and bank holding companies are required to conform to regulatory capital adequacy guidelines and maintain their capital at specified percentages of their assets. These guidelines may limit our ability to grow and could result in banking regulators requiring increased capital levels or reduced loan and other earning asset levels. Therefore, in order to continue to increase our earning assets and net income, we may, from time to time, need to raise additional capital. Additional capital may not be available or, if it is, that additional capital may not be available on economically reasonable terms.

We plan to continue to grow and there are risks associated with growth.

We intend to continue to expand our businesses and operations to increase deposits and loans. Continued growth may present operating and other problems that could adversely affect our business, financial condition and results of operations. Our growth may place a strain on our administrative, operational, personnel and financial resources and increase demands on our systems and controls. Our ability to manage growth successfully will depend on our ability to attract qualified personnel and maintain cost controls and asset quality while attracting additional loans and deposits on favorable terms, as well as on factors beyond our control, such as economic conditions and interest rate trends. If we grow too quickly and are not able to attract qualified personnel, control costs and maintain asset quality, this continued rapid growth could materially adversely affect our financial performance.

We compete against larger banks and other institutions.

We compete for loans and deposits with other banks, savings and thrift associations and credit unions located in their service areas, as well as with other financial services organizations such as brokerage firms, insurance companies and money market mutual funds. These competitors aggressively solicit customers within their market area by advertising through direct mail, the electronic media and other means. Many competitors have been in business longer, have established customer bases and are substantially larger. These competing financial institutions offer services, including international banking services, that we can only offer through correspondents, if at all. Additionally, these competitors have greater capital resources and, consequently, higher lending limits. Finally, some competitors are not subject to the same degree of regulation.

Current banking laws and regulations affect activities.

We are subject to extensive regulation. Supervision, regulation and examination of banks and bank holding companies by regulatory agencies are intended primarily to protect depositors rather than security holders. These regulatory agencies examine bank holding companies and commercial banks, establish capital and other financial requirements and approve acquisitions or other changes of control of financial institutions. Our ability to establish new facilities or make acquisitions requires approvals from applicable regulatory bodies. Changes in legislation and regulations will continue to have a significant impact on the banking industry. Although some of the legislative and regulatory changes may benefit us, others may increase our costs of doing business and indirectly assist their non-bank competitors who are not subject to similar regulation.

Economic conditions either nationally or locally in areas in which our operations are concentrated may adversely affect our business.

Deterioration in local, regional, national or global economic conditions could cause us to experience a reduction in deposits and new loans, an increase in the number of borrowers who default on their loans and a reduction in the value of the collateral securing their loans, all of which could adversely affect our performance and financial condition. Unlike larger banks that are more geographically diversified, we provide banking and financial services locally, specifically, within San Diego County. Therefore, we are particularly vulnerable to adverse local economic conditions.

Our financial condition and results of operations would be adversely affected if our allowance for loan losses is not sufficient to absorb actual losses or if we are required to increase our allowance.

Despite our underwriting criteria, we may experience loan delinquencies and losses. In order to absorb losses associated with nonperforming loans, we both maintain an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Determination of the allowance inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. We may be required to increase our allowance for loan losses for any of several reasons. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of either of our control, may require an increase in our allowances. In addition, actual charge-offs in future periods, if not adequately reserved for, will require additional increases in our allowances for loan losses. Any increases in our allowances for loan losses will result in a decrease in our net income and, possibly, our capital, and may materially affect our results of operations in the period in which the allowance is increased.

We rely on our management and other key personnel, and the loss of any of them may adversely affect our operations.

We are and will continue to be dependent upon the services of our executive management team. In addition, we will continue to depend on our ability to retain and recruit key banking officers. The unexpected loss of services of any key management personnel or banking officers could have an adverse effect on our business and financial condition because of their skills, knowledge of our market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.  In the event that the employment of our executive officers is terminated in the future without cause, under the terms of their respective employment agreements, each of our executive officers would be entitled to receive continued salary at the rate then in effect for varying periods of time following termination. Such obligations to make severance payments could be triggered in the event we are acquired and the executive officer is terminated in connection with such acquisition.

Failure to implement new technologies in our operations may adversely affect our growth or profits.

Advances in technology increasingly affect the market for financial services, including banking services and consumer finance services. Our ability to compete successfully in these markets may depend on the extent to which we are able to exploit such technological changes. However, we may not be able to properly or timely anticipate or implement such technologies or properly train our staff to use such technologies. Further, the added cost of technology for small banks such as us adversely affects our profitability. Any failure to adapt to new technologies could adversely affect our business, financial condition or operating results.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling security holders of any of the shares of common stock offered for resale through this prospectus.  All proceeds from the resale of the shares of our common stock offered for resale through this prospectus will be for the account of the selling security holders.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock by the named selling security holders as of February 29, 2008, and the number of common shares covered by this prospectus. The following table assumes that the selling security holders will sell all of the shares offered by them in this offering. However, we are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. Except as noted below, the shares offered for sale constitute all of the common shares known to us to be beneficially owned by the respective selling security holders pursuant to the Plan. Except as set forth in the table below, to our knowledge, following the offering and sale of the shares, none of the selling security holders will beneficially own more than one percent of the issued and outstanding shares of our common stock.

If subsequent to the date of this reoffer prospectus, we grant any further awards under the Plan to any eligible participants who are our affiliates, Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of the securities to be reoffered by them as selling security holders, thus this prospectus may be amended or supplemented from time to time to amend or supplement the information set forth in the table below.

We will not receive any of the proceeds from the sale of the shares offered under this prospectus; although we will receive proceeds to the extent any of the stock options are exercised for cash.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Other than the relationships described below, none of the selling security holders has, nor have they within the past three years had, any material relationship with us. To our knowledge, none of the selling security holders is a broker-dealer or an affiliate of a broker-dealer.

The applicable percentages of ownership of shares of common stock shown in the table below are based on an aggregate of 4,944,443 common shares issued and outstanding on February 29, 2008. The number of shares shown in the table as beneficially owned is determined under rules promulgated by the Securities Exchange Commission (“SEC”). Unless otherwise noted, the address of the selling security holders is c/o 1st Pacific Bancorp, 9333 Genesee, Suite 300, San Diego, California 92121.

	No. of Shares	Shares Beneficially Owned Prior to the Offering (2)		Shares Beneficially Owned After the Offering (3)
Name	Offered (1)	Number	Percentage	Number	Percentage
Richard H. Revier (4)	20,000	53,584	1.08%	53,584	1.07%
Larry Prosi (5)	52,712	23,378	0.47%	19,200	0.38%
James H. Burgess (6)	20,000	56,324	1.13%	56.324	1.13%
A. Vincent Siciliano(7)	40,000	132,826	2.63%	132,826	2.61%
TOTAL	132,712	266,112	5.16%	261,934	4.78%

(1)          Represents the maximum number of shares issued under the Plan that could be sold under this prospectus if the holder exercised all of his awards when vested and sold the underlying shares.  This number does not constitute a commitment to sell any or all of the shares.

(2)          Includes all shares beneficially owned, whether directly or indirectly, individually or together with associates, jointly or as community property with a spouse and shares to which each individual has the right to acquire beneficial ownership within 60 days of February 29, 2008.

(3)          The Number of Shares Beneficially Owned After the Offering is based on the assumption that all awards for shares being offered have been exercised and the shares have been sold.  The Percentage of Shares Beneficially Owned After the Offering is based upon 4,944,443 shares of our common stock outstanding as of February 29, 2008, plus shares of common stock as to which that particular holder has the right to acquire beneficial ownership within 60 days (other than awards for shares being offered).

(4)          Mr.  Revier is our Executive Vice President and Chief Credit Officer.  Shares beneficially owned by Mr. Revier prior to the offering include 15,500 shares of common stock held directly and 38,084 shares of common stock issuable upon the exercise of stock options.

(5)          Mr. Prosi is our Executive Vice President and Chief Operating Officer.  Shares beneficially owned by Mr. Prosi prior to the offering relate to shares of common stock issuable upon the exercise of stock options.

(6)          Mr. Burgess is our Executive Vice President and Chief Financial Officer.  Shares beneficially owned by Mr. Burgess prior to the offering include 18,000 shares of common stock held directly and 38,324 shares of common stock issuable upon the exercise of stock options.

(7)          Mr. Siciliano is our Chief Executive Officer and President and a member of our board of directors.  Shares beneficially owned by Mr. Siciliano prior to the offering include 18,700 shares of common stock held directly and 114,126 shares of common stock issuable upon the exercise of stock options.

PLAN OF DISTRIBUTION

The selling security holders, and any of their transferees, pledgees, donees, assignees or other successors-in-interest (including successors by gift, partnership distribution or other non-sale-related transfer effected after the date of this prospectus), may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  The selling security holders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.  The selling security holders are not obligated to, and there is no assurance that the selling security holders will, sell all or any of the shares we are registering.  The selling security holders may transfer, devise or gift such shares by other means not described in this prospectus.

The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling security holders.  The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of any of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by them.  If we are notified by any of the selling security holders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling security holders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling security holders.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Luce, Forward, Hamilton & Scripps LLP, San Diego, California.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Vavrinek, Trine, Day & Co. LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.  This prospectus constitutes the prospectus of 1st Pacific Bancorp, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC.  You may inspect any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  Copies of such material can be obtained from the facility at prescribed rates.  Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room.  Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s website at http://www.sec.gov or our website at http://www.1stpacbank.com. Information contained in our web site is not part of this prospectus.

We will also provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.  Such information will be provided upon written or oral request and at no cost to the requester.  Any such request may be made by writing or calling us at the following address or telephone number:

1st Pacific Bancorp
9333 Genesee, Suite 300

San Diego, California 92121,
Attention: Chief Financial Officer
(858) 875-2000

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete.  You should refer to the copy of our contract or other document we have filed for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone else to provide you with different information.  The selling security holders are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.  We furnish our stockholders with annual reports containing audited financial statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it, which means that we can disclose important information to you by referring you to those documents.  This prospectus incorporates important business and financial information about us which is not included in or delivered with this prospectus.  The information incorporated by reference is an important part of, and is considered to be a part of, this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents:

•                  our Annual Report on Form 10-K for the year ended December 31, 2006;

•                  our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007;

•                  our Current Reports on Form 8-K, including amendments thereto, filed with the SEC since December 31, 2006, other than any information furnished pursuant to Item 2.02 or Item 7.01;

•                  the description of our common stock contained in the section “Comparison of 1st Pacific Bank of California’s and 1st Pacific Bancorp’s Stock: Analysis of Corporate Structures;” “Authorized and Outstanding Stock;” “Dividend Rights;” “Liquidation Rights;” and “Preemptive Rights” on pages 9 through 11 of our Registration Statement No. 333-138588 on Form S-4EF filed with the SEC on November 9, 2006, and any amendment or report filed for the purpose of updating such description, which information is incorporated here by reference;

•                  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereunder; and

•                  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITY

The articles of incorporation of 1st Pacific Bancorp authorize 1st Pacific Bancorp to indemnify its agents to the fullest extent permissible under California law.

Furthermore, the bylaws of 1st Pacific Bancorp provide that each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an agent of 1st Pacific Bancorp, is entitled to indemnification. Such agent shall be indemnified and held harmless by 1st Pacific Bancorp to the fullest extent authorized by law and such right to indemnification is a contract right. It is 1st Pacific Bancorp’s intention that the indemnification provided be in excess of that expressly permitted by Section 317 of the California Corporations Code (the “Corporations Code”).

Under Section 317 of the Corporations Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

1st Pacific Bancorp’s bylaws also provide that 1st Pacific Bancorp shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them, whether or not 1st Pacific Bancorp would have the power to indemnify them against such liability under provisions of applicable law or the provisions of 1st Pacific Bancorp’s bylaws. Each of the directors and executive officers of 1st Pacific Bancorp has an indemnification agreement with 1st Pacific Bancorp that provides that 1st Pacific Bancorp shall indemnify such person to the full extent authorized by the applicable provisions of the Corporations Code and further provide advances to pay for any expenses which would be subject to reimbursement. 1st Pacific Bancorp is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its bylaws.

The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling 1st Pacific Bancorp pursuant to the foregoing, 1st Pacific Bancorp has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Part II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant incorporates by reference in this registration statement the following documents and information filed by 1st Pacific Bancorp (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•                                  The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and quarterly reports on Forms 10-Q for the quarters ended September 30, 2007, June 30, 2007, and March 31, 2007 filed with the SEC;

•                                  The Company’s current reports on Form 8-K filed on November 15, November 21 and December 28, 2007 with the SEC and any other current reports on Form 8-K filed with the SEC;

•                                  All other reports filed by the Company with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006;

•                                  Description of Securities: See information in the sections entitled “Comparison of 1st Pacific Bank of California’s and 1st Pacific Bancorp’s Stock: Analysis of Corporate Structures;” “Authorized and Outstanding Stock;” “Dividend Rights;” “Liquidation Rights;” and “Preemptive Rights” on pages 9 through 11 of the Copmpany’s Registration Statement No. 333-138588 on Form S-4EF filed with the SEC on November 9, 2006, and any amendment or report filed for the purpose of updating such description, which information is incorporated here by reference.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold and which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The articles of incorporation of 1st Pacific Bancorp authorize 1st Pacific Bancorp to indemnify its agents to the fullest extent permissible under California law.

Furthermore, the bylaws of 1st Pacific Bancorp provide that each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an agent of 1st Pacific

Bancorp, is entitled to indemnification. Such agent shall be indemnified and held harmless by 1st Pacific Bancorp to the fullest extent authorized by law and such right to indemnification is a contract right. It is 1st Pacific Bancorp’s intention that the indemnification provided be in excess of that expressly permitted by Section 317 of the California Corporations Code (the “Corporations Code”).

Under Section 317 of the Corporations Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

1st Pacific Bancorp’s bylaws also provide that 1st Pacific Bancorp shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them, whether or not 1st Pacific Bancorp would have the power to indemnify them against such liability under provisions of applicable law or the provisions of 1st Pacific Bancorp’s bylaws. Each of the directors and executive officers of 1st Pacific Bancorp has an indemnification agreement with 1st Pacific Bancorp that provides that 1st Pacific Bancorp shall indemnify such person to the full extent authorized by the applicable provisions of the Corporations Code and further provide advances to pay for any expenses which would be subject to reimbursement. 1st Pacific Bancorp is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its bylaws.

The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling 1st Pacific Bancorp pursuant to the foregoing, 1st Pacific Bancorp has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1

1st Pacific Bancorp Omnibus Stock Incentive Plan, incorporated by reference to Appendix F to 1st Pacific Bancorp’s Pre-effective Amendment No. 2 to Registration Statement on Form S-4 filed on May 14, 2007.

5.1*	Opinion of Luce, Forward, Hamilton & Scripps LLP, Attorneys at Law

23.1*	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature page hereto).

* Filed herewith

Item 9. Undertakings.

A.            The undersigned registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.               To include any prospectus required by Section 10(a)(3) of the Act;

ii.              To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in is registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.             To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                (2)           That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the date below.

DATED:  March 14, 2008

1st PACIFIC BANCORP

By:	/s/ A. Vincent Siciliano
A. Vincent Siciliano, President and CEO

Each person whose signature appears below constitutes and appoints James H. Burgess, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ James H. Burgess	EVP and CFO	3/14/08
James H. Burgess

/s/ Robert P. Cange	Director	3/14/08
Robert P. Cange

	Director	3/14/08
Albert Colucci

/s/ Susan Lew	Director	3/14/08
Susan Lew

/s/ James G. Knight, M.D.	Chairman	3/14/08
James G. Knight, M.D.

/s/ Albert Logan	Director	3/14/08
Albert Logan

	Director	3/14/08
Christopher S. McKellar

	Director	3/14/08
Ronald J. Carlson

/s/ A. Vincent Siciliano	President, CEO and Director	3/14/08
A. Vincent Siciliano